EXHIBIT 5

Opinion of Monteverde, McAlee and Hurd LLP

MONTEVERDE, MCALEE & HURD, P.C.

FRANK B. BALDWIN

STEPHEN P. CHAWAGA

LEONARD E. DIMARE

JOHN J. DONAHUE*

ELEANOR M. FLANNERY

CHERRIEL N. GENTLES*

THOMAS R. HURD*

SUZANNE DELLA VALLA JONES*

MARK R. KEHOE*

WARREN D. LEVY*

MATTHEW A. LIPMAN*

MICHAEL J. MCGOVERN*

ROBERT C. SEIGER, JR.*

WILLIAM M. SHIELDS

GERALD S. STANSHINE

KATHLEEN M. TANA

FRANK B. TRACY

CATHERINE L. TURNER*

* NJ BAR ALSO

+ DC BAR ALSO

ONE PENN CENTER AT SUBURBAN STATION 1617 JOHN F. KENNEDY BOULEVARD SUITE 1500 PHILADELPHIA, PA 19103-1815 (215) 557-2900 FAX: 557-2990/2991 LMCALEE@monteverde.com www.monteverde.com October 25, 2004

NEW JERSEY OFFICE

3 SOUTH BROAD STREET

SUITE 2B

WOODBURY, NJ 08096

(856) 686-0079

FAX: (856) 686-9951

_____________

BUCKS COUNTY OFFICE

21 S. CLINTON STREET

DOYLESTOWN, PA 18901

(215) 230-0620

FAX: (215) 230-3442

Of Counsel

Tom P. Monteverde

Lawrence E. McAlee +

Michael E. Scullin

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010

Re:	Issuance of shares of common stock of Bryn Mawr
Bank Corporation in connection with Bryn Mawr
Bank Corporation’s 2004 Stock Option Plan

Gentlemen/Madame:

We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania business corporation (“BMBC”) in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) to register 431,143 shares of BMBC common stock (the “Shares”) to be issued upon exercise of certain stock options pursuant to BMBC’s 2004 Stock Option Plan (the “Plan”) by the non-officer directors, certain officers and key employees of BMBC and its subsidiaries, who are duly granted options pursuant to the Plan.

Based on the foregoing, we are of the opinion that the 431,143 Shares covered by the Plan, when issued and paid for in accordance with the terms of the Plan, including payment of the option exercise price, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

MONTEVERDE, McALEE & HURD

Bryn Mawr Bank Corporation

October 25, 2004

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in regulations or any other matters that hereafter might occur or be brought to our attention.

Monteverde, McAlee, & Hurd

Very truly yours,

/s/ Lawrence E. McAlee
Lawrence E. McAlee

LMCA